Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Tennant Company.

Date:	May 8, 2007	/s/ H. Chris Killingstad
H. Chris Killingstad
President and Chief Executive Officer

Date:	May 8, 2007	/s/ Thomas Paulson
Thomas Paulson
Vice President and Chief Financial Officer